Exhibit 21.1

                         Subsidiaries of the Registrant
                              (as of July 1, 2007)




1-800-FLOWERS Service Support Center, Inc. (New York)
1-800-FLOWERS Team Services, Inc. (Delaware)
1-800-FLOWERS Seasonal Team, Inc. (Delaware)
1-800-FLOWERS Retail, Inc. (Delaware)
1-800-FLOWERS.COM Franchise Co., Inc. (Delaware)
800-FLOWERS, Inc. (New York)
Amalgamated Consolidated Enterprises, Inc. (Nevada)
BloomNet Technologies, Inc. (formerly Bloomlink Systems, Inc.) (New York) Conroy's Inc. (California)
The Plow & Hearth I, LLC (Virginia)
The Plow & Hearth, Inc (Virginia)
The Children's Group, Inc. (Delaware)
The Popcorn Factory, Inc. (Delaware)
Guarded Realty Holdings, LLC (Delaware)
BloomNet, Inc. (formerly BloomNet Exchange, Inc.) (Delaware)
The Winetasting Network (California)
WTN Services, LLC (California)
Cheryl & Co. (Ohio)
Floranet Iberia S.L. (Spain)
Fannie May Confections Brands, Inc. (Utah)
Fannie May Confections, Inc. (Delaware)
Harry London Candies, Inc. (Ohio)
FMCB Acquisition Co., Inc. (Delaware)